Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of Perk International Inc. (the “Company”) on Form 10-Q for the quarter ended August 31, 2014 filed with the Securities and Exchange Commission (the “Report”), I, Andrew Gaudet, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Andrew Gaudet
Name:	Andrew Gaudet
Title:	Principal Executive Officer
Date:	October 20, 2014

By:	/s/ Leon Golden
Name:	Leon Golden
Title:	Principal Financial Officer and Principal Accounting Officer
Date:	October 20, 2014